UNITED STATES

SECURITIS AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LM FUNDING AMERICA, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

4872-3783-6804.1

LM Funding America, Inc.

1200 Platt Street, Suite 100

Tampa, Florida 33606

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL STOCKHOLDERS’ MEETING

TO BE HELD ON DECEMBER 10, 2021

On November 17, 2021, LM Funding America, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission in connection with our Annual Stockholders’ Meeting scheduled for Friday, December 10, 2021 (the “Annual Meeting”). Due to an administrative error, the number of shares of the Company’s common stock outstanding as of October 19, 2021, the record date for the Annual Meeting, was incorrectly stated in the Proxy Statement as 12,677,442. The correct number of shares of the Company’s common stock outstanding as of October 19, 2021 is 11,730,075, all of which are entitled to vote at the Annual Meeting. Except as specifically supplemented by the information contained in this supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Stockholders’ Meeting to be Held on December 10, 2021:

This supplement, the Proxy Statement, and the 2020 Annual Report to Stockholders, as amended, are available at www.proxydocs.com/LMFA.

4872-3783-6804.1